UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2011

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 7, 2011, the Compensation Committee of the Board of Directors (“Committee”) authorized the payment of annual incentive cash bonus awards under the company’s Annual Incentive Plan. The following table sets forth the cash payment for the 2010 incentive bonus to the company’s named executive officers listed in its 2010 definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2010:

Name and Position	Annual Incentive Award
Rick R. Holley President and Chief Executive Officer	$938,108
Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$462,375
David W. Lambert Senior Vice President and Chief Financial Officer	$279,480
James A. Kilberg Senior Vice President, Real Estate	$271,260
Larry D. Neilson Senior Vice President, Business Development	$256,464

On February 7, 2011, the Committee also approved prospective changes to its guidelines for making awards under the company’s Annual Incentive Plan. Under the previous guidelines, the maximum bonus potential for achieving 120% of target financial performance was 165% of year end base salary for the chief executive officer, 135% of year end base salary for the company’s executive vice president and 120% of year end base salary for all other vice presidents.

Under the Committee’s new guidelines, the maximum bonus potential for achieving 120% of target financial performance is 220% of year end base salary for the chief executive officer, 180% of year end base salary for the company’s executive vice president and 160% of year end base salary for all other executive officers listed in the company’s annual report on Form 10-K. The previously disclosed guidelines for paying bonus awards relative to the company achieving 100%, 80% and below 80% of target financial performance were not changed.

The Committee retains discretion under the Annual Incentive Plan to approve actual bonus awards above and below the parameters stated in the guidelines based on individual management performance and accomplishment of strategic objectives.

The Committee approved these changes to the Annual Incentive Plan guidelines based upon the recommendation of a nationally recognized, independent executive compensation and benefits consultant. The consultant advised the Committee that the changes would bring the company’s annual incentive program more in line with competitive practices while achieving the Committee’s objectives for the plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On February 8, 2011, the Board of Directors amended Article II, Section 9 of the company’s Amended and Restated Bylaws effective immediately. The amendment changes the required vote for an item of business to be approved at a stockholder meeting, other than matters with a legally specified vote standard.

Previously, for an item of business to pass, the bylaws required the affirmative vote of a majority of shares present and entitled to vote on the matter in question. Under this standard, votes to abstain had the same effect as a vote against the item because abstaining shares are present and entitled to vote on the item. The bylaw amendment changes this standard, and now requires for an item of business to pass the affirmative vote of a majority of the shares cast “For” or “Against” the item. Under this standard, abstentions have no effect because a vote to abstain is not a vote cast “For” or “Against” an item of business. This new vote standard mirrors the standard that applies to uncontested director elections. A copy of the bylaw amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.
3.1	Fourth Amendment to the Amended and Restated Bylaws of Plum Creek Timber Company, Inc., as previously amended (filed herewith).

10.1	Plum Creek Timber Company, Inc. Annual Incentive Plan (Incorporated by reference to Exhibit 10.13 to Form 10-K, File No. 1-10239, for the year ended December 31, 2000 and field March 5, 2001). Compensation Committee Guidelines for Annual Incentive Plan Awards (Incorporated by reference to Form 8-K, File No. 1-10239, filed April 6, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: February 10, 2011

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.
3.1	Fourth Amendment to the Amended and Restated Bylaws of Plum Creek Timber Company, Inc., as previously amended (filed herewith).

10.1	Plum Creek Timber Company, Inc. Annual Incentive Plan (Incorporated by reference to Exhibit 10.13 to Form 10-K, File No. 1-10239, for the year ended December 31, 2000 and field March 5, 2001). Compensation Committee Guidelines for Annual Incentive Plan Awards (Incorporated by reference to Form 8-K, File No. 1-10239, filed April 6, 2006).